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                               AMENDMENT NO. 1 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEMENT

         THIS EXHIBIT to the Investment Management Agreement between VOYAGEUR
MUTUAL FUNDS III, INC. and DELAWARE MANAGEMENT COMPANY (the "Agreement") amended as of the 15th day of April, 1999 adds the Growth Stock Fund for which the
Investment Manager provides investment management services pursuant to the
Agreement dated April 1, 1999, along with the management fee rate schedule for the Fund and the date on which the Agreement became effective for the Fund.
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
                                                                 Management Fee Schedule
                                                                  (as a percentage of
                                                                average daily net assets)
Fund Name                            Effective Date                   Annual Rate
---------                            --------------                   -----------
Growth Stock Fund                    April 15, 1999             0.65% on first $500 million
                                                                0.60% on next $500 million
                                                                0.55% on next $1,500 million
                                                                0.50% on assets in excess of
                                                                $2,500 million


DELAWARE MANAGEMENT COMPANY                                     VOYAGEUR MUTUAL FUNDS III, INC.



By: _______________________                                     By: __________________________
Name: _____________________                                     Name: ________________________
Title: ____________________                                     Title: _______________________



Attest: ___________________                                     Attest: _______________________



Name: _____________________                                     Name: _________________________
Title: ____________________                                     Title: ________________________

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